UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 31, 2006

CLEAR CHOICE FINANCIAL, INC.

(Exact Name of Registrant as Specified in Its Charter)

Nevada

(State or Other Jurisdiction of Incorporation)

333-120428	33-1080880
(Commission File Number)	(IRS Employer Identification No.)

3231 S. Country Club Way, Suite 102, Tempe, AZ	85282
(Address of Principal Executive Offices)	(Zip Code)

(480) 820-9766

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

The discussion contained in Item 2.01 of this Form 8-K is incorporated by reference herein.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On May 31, 2006 Clear Choice Financial, Inc. (the “Company”) announced the completion of its acquisition of Bay Capital Corporation, (“Bay”). Pursuant to the terms of the stock purchase agreement, the Company paid approximately $4.8 million, consisting of $3,225,000 in cash and $1,575,000 in common stock. All consideration will be held-back and released according to the definitive agreement executed on December 9, 2005 and filed as Exhibit 99.1 to the Company’s Quarterly Report on Form 10-QSB for the quarterly period ended December 31, 2005.

The Company announced the closing in a press release, dated June 1, 2006, which is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired

The financial statements of Bay will be filed by amendment to this Form 8-K on or prior to July 28, 2006.

(b)	Pro Forma Financial Information

The pro forma financial information of Bay and the Company will be filed by amendment to this Form 8-K on or prior to July 28, 2006.

(c)	Exhibits

99.1.	Press release June 1, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLEAR CHOICE FINANCIAL, INC.
(Registrant)

Date: June 6, 2006	By:	/s/ Darren Dierich
________________________
Darren Dierich
Chief Financial Officer